FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 14, 2002 (July 29, 2002)

VERILINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28562	94-2857548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Jetplex Circle, Madison, Alabama	35758

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code     (256) 327-2001

Not Applicable

Former name or former address, if changed since last report

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX
THIRD NOTE MODIFICATION AGREEMENT
SECOND NOTE MODIFICATION AGREEMENT
AMENDED AND RESTATED SECURITY AGREEMENT

Item 5. Other Events

On July 29, 2002 Verilink Corporation and Leigh S. Belden entered into a Third Modification of Loan Agreement providing for the amendment of certain terms of Verilink’s loans to Mr. Belden. Under the terms of the amendment, the maturity of his $1.8 million note has been extended to March 31, 2006, provided that the Company may accelerate the due date of the loan on 90 days notice if the Company’s aggregate amount of unrestricted cash, cash equivalents or short-term investments is less than $2,000,000 or if Mr. Belden’s employment is terminated. Mr. Belden agreed to a 25% reduction in base salary in connection with the loan modification.

An additional loan to Mr. Belden with a current principal and interest balance of $994,952 remains payable in full on March 31, 2003, with recourse limited to the pledged collateral.

The foregoing summary description is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 7. Exhibits

     (c)  Exhibits

Exhibit Number	Exhibit Description

10.1	Third Note Modification Agreement dated as of July 29, 2002 by and between Verilink Corporation and Leigh S. Belden.

10.1A	Second Note Modification Agreement dated as of February 5, 2002 by and between Verilink Corporation and Leigh S. Belden.

10.1B	Amended and Restated Security Agreement dated as of February 5, 2002 by Leigh S. Belden and Deborah Tinker Belden, Trustees U/A Dated 12/9/98 for the benefit of Verilink Corporation, Beltech, Inc., Leigh S. Belden and Deborah Tinker Belden.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2002		VERILINK CORPORATION

	By:	/s/ C. W. Smith C.W. Smith Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Third Note Modification Agreement dated as of July 29, 2002 by and between Verilink Corporation and Leigh S. Belden.

10.1A	Second Note Modification Agreement dated as of February 5, 2002 by and between Verilink Corporation and Leigh S. Belden.

10.1B	Amended and Restated Security Agreement dated as of February 5, 2002 by Leigh S. Belden and Deborah Tinker Belden, Trustees U/A Dated 12/9/98 for the benefit of Verilink Corporation, Beltech, Inc., Leigh S. Belden and Deborah Tinker Belden.